EXHIBIT (4)(e)

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND HAS BEEN SOLD IN RELIANCE UPON EXEMPTIONS THEREUNDER. THE SALE, PLEDGE OR OTHER TRANSFER OF THIS SECURITY IS RESTRICTED IN ACCORDANCE WITH THE SECURITIES ACT AND SUCH SECURITIES LAWS. THE HOLDER OF THIS SECURITY AGREES THAT THIS SECURITY MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO GRIFFIN GAMING & ENTERTAINMENT, INC.
          (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (3) IN COMPLIANCE WITH OR PURSUANT TO EXEMPTIONS FROM THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF THE SECURITIES ACT AND SECURITIES LAWS OF ANY STATE.


                                       WARRANT

                             to Purchase Common Stock of

                         GRIFFIN GAMING & ENTERTAINMENT, INC.


          No. __


                    THIS IS TO CERTIFY THAT, for value received, ________ ____________________ is entitled to purchase from GRIFFIN GAMING & ENTERTAINMENT, INC., a corporation organized under the laws of the State of Delaware (the "Company"), at any time or from time to time following the date hereof and prior to 5:00 p.m. (New York City time) on May 3, 1998 (the "Expiration Date") at the Warrant Office (as defined in Section 2.1), at the exercise price stated in Section 1.6 (the "Exercise Price"), _______ duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (as defined in Section 3.1(a)) and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter set forth.


                                      ARTICLE I

                                 Exercise of Warrants


                    1.1 Method of Exercise. To exercise this Warrant in whole or in part, the holder hereof shall deliver to the Company, at any time or from time to time following the date hereof and prior to 5:00 p.m. (New York City time) on the Expiration Date at the Warrant Office, (a) a written notice, in substantially the form of the Subscription Notice attached as Schedule A hereto, of








          such holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (b) a bank or certified check in an amount equal to the payment of the aggregate Exercise Price for the number of shares of Common Stock being purchased and (c) this Warrant. The Company shall, as promptly as practicable and in any event within 14 days thereafter, execute and deliver or cause to be executed and delivered, in accordance with said notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said notice. The stock certificate or certificates so delivered shall be in denominations as may be specified in said notice and shall be issued in the name of such holder or such other name as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued, and such holder or holders or any other person so designated to be named therein shall be deemed for all purposes to have become the holder of record of such shares of Common Stock, as of the date said notice, payment and Warrant is received by the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, upon surrender of this Warrant, at the time of delivery of said certificate or certificates, deliver to such holder a new Warrant evidencing the rights of such holder to purchase the remaining shares of Common Stock subject to this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of such holder, appropriate notation may be made on this Warrant and the same returned to such holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of such stock certificates or new Warrants, except that the holder hereof shall (i) pay and satisfy (or deliver funds to the Company in an amount sufficient to pay and satisfy) all stock transfer taxes which shall be payable upon the issuance of such stock certificate or certificates, if such stock certificates shall be registered in a name or names other than the name of the holder hereof, and (ii) pay and satisfy (or deliver funds to the Company in an amount sufficient to pay and satisfy) any federal, state or local withholding taxes payable in connection with the issuance of shares of Common Stock hereunder.

                    1.2 Warrant Shares to be Fully Paid and Nonassessable.

          All shares of Common Stock issued upon the exercise of this Warrant (the "Warrant Shares") shall be validly issued, fully paid and nonassessable.

                    1.3 Fractional Shares. Upon any exercise of this Warrant, the Company shall not issue a certificate representing any fraction of a share of Common Stock. In lieu of such issuance, the Company shall pay to the holder of this Warrant cash in an amount equal to the Current Market Value of a share of Common Stock (as defined in Section 3.1(a)) multiplied by such








          fraction.

                    1.4 Legend on Warrant Shares. Each certificate for Warrant Shares shall bear a legend substantially as follows:

                    THE SECURITIES REFERRED TO HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED("THE SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND HAVE BEEN SOLD IN RELIANCE UPON EXEMPTIONS THEREUNDER. THE SALE, PLEDGE OR OTHER TRANSFER OF SUCH SECURITIES IS RESTRICTED IN ACCORDANCE WITH THE SECURITIES ACT AND SUCH SECURITIES LAWS. THE HOLDER HEREOF AGREES THAT THESE SECURITIES MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO THE COMPANY, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR
                    (3) IN COMPLIANCE WITH OR PURSUANT TO EXEMPTIONS FROM THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

                    Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of securities represented thereby) also shall bear such legends unless, in the case of the legend regarding registration under the Securities Act, in the opinion of counsel reasonably acceptable to the Company, the securities represented thereby no longer require such legend.

                    1.5 Acknowledgment of Continuing Obligation. The Company will, at the time of any exercise of this Warrant in whole or in part, upon reasonable request of the holder hereof, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights to which the holder shall continue to be entitled after such exercise in accordance with this Warrant; provided, however, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder in respect of such rights.

                    1.6 Exercise Price. The price per share at which each share of Common Stock will be purchased upon exercise of this Warrant shall be $6 per share, subject to adjustment pursuant to
          ARTICLE III.

                                      ARTICLE II

                              Warrant Office; Transfer,
                         Division or Combination of Warrants









                    2.1 Warrant Office. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's office at 1133 Boardwalk, Atlantic City, New Jersey 08401 and may subsequently be such other office of the Company or of any transfer agent of the Common Stock as to which written notice has previously been given to all the holders of Warrants.

                    2.2 Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to contrary.

                    2.3 Transfer of Warrants. The Company agrees to maintain at the Warrant Office books for the registration of transfer of the Warrants.


                                     ARTICLE III

                               Anti-Dilution Provisions


                    3.1 Mandatory Adjustments. (a) In addition to the terms defined elsewhere in this Warrant, as used in this Warrant, the following terms have the following meanings:

                    "Additional Shares of Common Stock" means all shares of Common Stock issued subsequent to the Effective Date other than
          (A) shares issued upon exercise of the Warrants and (B) any shares of Common Stock issued in connection with any Convertible Securities, warrants or options granted after the Effective Date which have an exercise or conversion price per share equal to or greater than the Current Market Value on the date they are granted.

                    "Capitalized Lease" means, with respect to any Person, any lease or any other agreement with respect to the use of property that, in accordance with GAAP, should be capitalized on the lessee's or user's balance sheet.

                    "Capitalized Lease Obligation" of any person means, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized in respect of a Capitalized Lease of such Person.

                    "Common Stock" means the common stock, par value $.01 per share, of the Company as constituted on July 1, 1995 and any capital stock into which such common stock thereafter may be changed on one or more occasions as a result of a stock split,








          stock dividend or combination or reclassification of shares, or through a merger, consolidation, reorganization or recapitalization, or by any other means, and in addition to such common stock also includes capital stock of the Company of any other class that is not preferred as to dividends or assets over any other class of capital stock of the Company and that is not subject to redemption; provided, however, that the shares of Common Stock receivable upon exercise of the Warrants shall include only shares designated as Common Stock on July 1, 1995; and provided, further, however, that "Common Stock" shall not include shares of the Company's Class B Redeemable Common Stock, par value $.01 per share.

                    "Convertible Securities" means Indebtedness, shares of stock or other securities that, with or without payment of additional consideration in cash or property, are convertible into or exchangeable for Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

                    "Current Market Value" of a share of Common Stock means, for each trading day: (A) the closing price for Common Stock as reported on the American Stock Exchange; (B) if the Common Stock is not listed on the American Stock Exchange, the closing price as reported on the principal national securities exchange on which the Common Stock is listed; (C) if the Common Stock is not listed on any national securities exchange, the closing price in the over-the-counter market as reported on the NASDAQ/National Market System; or (D) if no such closing price is available, the fair market value as determined in good faith by the Board of Directors of the Company.

                    "Current Warrant Price" per share of Common Stock, as of any date, means the amount equal to the quotient resulting from dividing the Exercise Price per Stock Unit in effect on such date by the number of shares (including any fractional share) of Common Stock comprising a Stock Unit on such date.

                    "Indebtedness" of any Person means, as of any date as of which the amount thereof is to be determined, (i) all obligations of such Person that, in accordance with generally accepted accounting principles, would be classified on a balance sheet of such Person as debt or indebtedness, including all obligations of such Person in respect of borrowed money or evidenced by bonds, debentures, notes or other evidences of indebtedness, and (ii) in addition (A) all obligations that are secured by any Lien existing on property owned by such Person whether or not the obligations secured thereby shall have been assumed by such Person, (B) all Capitalized Lease Obligations of such Person, (C) all obligations of such Person to purchase any materials, supplies or other property, or to obtain the services of any Person, if the relevant contract or other related document








          requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether or not delivery of such materials, supplies or other property is ever made or tendered or such services are ever performed or tendered, (D) all obligations of such Person to advance or supply funds to, or to purchase property or services from, any other Person in order to maintain the working capital, net worth or any other balance sheet condition of such other Person or to pay debts dividends or expenses of such other Person or to assure such other Person or any third party against any liability or loss and (E) guarantees, endorsements and other contingent obligations, direct or indirect, on the part of such Person (other than endorsement of negotiable instruments for collection in the ordinary course of business) for the payment, discharge or satisfaction of Indebtedness of others to pay the same or to the owners of such indebtedness of others of the character described above, including any agreement, contingent or otherwise, to (x) purchase such indebtedness of others, (y) purchase or sell property or services primarily to permit the debtor in respect of such indebtedness of others to pay the same or the owner of such Indebtedness of others to avoid loss or (z) supply funds to or invest in any such debtor.

                    "Lien" means: (i) any interest in property (whether real, personal or mixed and whether tangible or intangible) that secures an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on the common law, statute or contract, including without limitation any such interest arising from a Capitalized Lease, arising from a mortgage, charge, pledge, security agreement, conditional sale or trust receipt, arising by way of the right of set-off, or deposit in trust, or arising from a lease, consignment or bailment given for security purposes; (ii) any encumbrances upon such property that does not secure such an obligation; and (iii) any exception to or defect in the title to or ownership interest in such property, including without limitation reservations, rights of entry, possibilities of reverter, encroachments, easements, right of way, restrictive covenants, leases, licenses and profits a prendre.

                    "Person" includes an individual, a corporation, an association, a partnership, a trust or estate, a government and any agency or political subdivision thereof or any other entity.

                    "Stock Unit" means one share of Common Stock until the occurrence of any adjustment specified in this Section 3.1 and thereafter means such other number of shares of Common Stock as may result from any one or more of such adjustments.

                    "Warrants" means the warrants, of which this Warrant is one, to purchase up to an aggregate of 4,666,850 shares of Common Stock which were originally issued by the Company on May 3, 1994,








          and subsequently reduced by a one-for-five reverse stock split effective June 30, 1995. The owners of the remaining Warrants #__ and #__ are _____________________ (_______ shares) and
          _______________________ (_______ shares), respectively.

                    (b) If at any time or from time to time the Company shall (i) take a record of the holders of the Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock then the number of shares of Common Stock thereafter constituting a Stock Unit shall be adjusted so as to consist of the same number of shares that a record holder of the number of shares of Common Stock constituting a Stock Unit immediately prior to the happening of such event would own or be entitled to receive after the happening of such event.

                    (c) If at any time or from time to time the Company shall take a record of the holders of the Common Stock for the purpose of entitling them to receive any dividend or other distribution of (i) any evidence of Indebtedness (other than Convertible Securities), (ii) any share of its capital stock (other than Convertible Securities or Additional Shares of Common Stock) or any other securities or property (other than cash) or
          (iii) any warrant or other right to subscribe for or purchase any Indebtedness (other than Convertible Securities), any shares of its capital stock (other than Convertible Securities or Additional Shares of Common Stock) or any other securities or property, then the number of shares of Common Stock thereafter constituting a Stock Unit shall be adjusted to that number determined by multiplying the number of shares of Common Stock constituting a Stock Unit immediately prior to such adjustment by a fraction the numerator of which is the Current Market Value of a share of Common Stock at such record date and the denominator of which is the Current Market Value of a share of Common Stock less the portion of any such cash so distributable and of the value of such Indebtedness, shares of capital stock, other securities or property or warrants or other subscription or purchase rights so distributable that are applicable to one share of Common Stock. A reclassification of the Common Stock into shares of Common Stock and shares of any other class of capital stock shall be deemed a distribution by the Company to the holders of the Common Stock of such shares of such other class of capital stock within the meaning of this Section 3.1(c) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as part of such reclassification, shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 3.1(b).









                    (d) If at any time or from time to time, except as provided in this Section 3.1(d), the Company shall issue or sell any Additional Shares of Common Stock for a consideration per share less than the Current Market Value per share of Common Stock, then the number of shares of Common Stock thereafter constituting a Stock Unit shall be adjusted to that number determined by multiplying the number of shares of Common Stock constituting a Stock Unit immediately prior to such adjustment by a fraction (i) the numerator of which is the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock, plus the number of Additional Shares of Common Stock deemed to be outstanding pursuant to Sections 3.1(e) and 3.1(f) immediately prior to the issuance of Additional Shares of Common Stock as contemplated by this section 3.1(d) plus the number of such Additional Shares of Common Stock intended to be issued or sold as contemplated by this Section 3.1(D) (without giving effect to the adjustment then being made) and (ii) the denominator of which is the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock, plus the number of Additional Shares of Common Stock deemed to be outstanding pursuant to Sections 3.1(e) and 3.1(f) immediately prior to the issuance of Additional Shares of Common Stock as contemplated by this Section 3.1(d), plus the number of shares of Common Stock that the aggregate consideration for the total number of such Additional Shares of Common Stock intended to be issued or sold as contemplated by this Section 3.1(d) (without giving effect to the adjustment then being made) would purchase at such Current Market Value. For the purposes of this Section 3.1(d), the date as of which the Current Market Value and the Exercise Price per share of Common Stock shall be computed shall be the earlier of the date on which the Company enters into a firm contract for the issuance of such Additional Shares of Common Stock or the date of actual issuance of such Additional Shares of Common Stock. The provisions of this Section 3.1(d) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 3.1(b). No adjustment of the number of shares of Common Stock constituting a Stock Unit shall be made under this Section 3.1(d) upon the issuance of any Additional Shares of Common Stock that are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment previously shall have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Sections 3.1(e) or 3.1(f).

                    (e) If at any time or from time to time the Company shall take a record of the holders of the Common Stock for the purpose of entitling them to receive a distribution of, or in any manner (whether directly or by assumption in a merger in which








          the Company is the surviving corporation and in which the shareholders of the Company immediately prior to the merger continue to own at least 51% of the Common Stock outstanding immediately after the merger or otherwise) shall issue or sell any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not the rights to exercise, exchange or convert thereunder are immediately exercisable, and the consideration per share for which Additional Shares of Common Stock at any time thereafter may be issuable pursuant to the terms of such Convertible Securities shall be less than the Current Market Value per share of Common Stock, then the number of shares of Common Stock thereafter constituting a Stock Unit shall be adjusted as provided in Section 3.1(d) on the basis that (i) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding as of the date of the determination of the Current Market Value per share of Common Stock as hereinafter provided, and (ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received or receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to the terms of such warrants, right or Convertible Securities. For the purposes of this Section 3.1(e), the date as of which the Current Market Value per share of Common Stock shall be computed shall be the earliest of (x) the date on which the Company shall take a record of the holders of the Common Stock for the purpose of entitling them to receive any such warrants or other rights,
          (y) the date on which the Company shall enter into a firm contract for the issuance of such warrants or other rights and
          (z) the date of actual issuance of such warrants or other rights.

                    (f) If at any time or from time to time the Company shall take a record of the holders of Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation and in which the shareholders of the Company immediately prior to the merger continue to own at least 51% of the Common Stock outstanding immediately after the merger or otherwise) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Current Market Value per share of Common Stock, then the number of shares of Common Stock thereafter constituting a Stock Unit shall be adjusted as provided in Section 3.1(d) on the basis that
          (i) the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such








          Convertible Securities shall be deemed to have been issued and outstanding as of the date for the determination of the Current Market Value per share of Common Stock as hereinafter provided and (ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received or receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to the terms of such Convertible Securities. For the purposes of this Section 3.1(f), the date as of which the Current Market Value per share of Common Stock shall be computed shall be the earliest of (x) the date on which the Company shall take a record of the holders of Common Stock for the purpose of entitling them to receive any such Convertible Securities, (y) the date on which the Company shall enter into a firm contract for the issuance of such Convertible Securities and (z) the date of actual issuance of such Convertible Securities. No adjustment of the number of shares of Common Stock constituting a Stock Unit shall be made under this Section 3.1(f) upon the issuance of any Convertible Securities that are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 3.1(e).

                    (g) If, at any time after any adjustment of the number of shares of Common Stock constituting a Stock Unit shall have been made pursuant to Section 3.1(e) or 3.1(f) on the basis of the issuance of warrants or other rights or the issuance of Convertible Securities, or after any new adjustments of the number of shares of Common Stock constituting a Stock Unit shall have been made pursuant to this Section 3.1(g): (i) such warrants or rights or the right of conversion or exchange under such Convertible Securities shall expire in whole or in part and a portion of such warrants or rights, or the right of conversion or exchange in respect of a portion of such Convertible Securities, as the case may be, shall not have been exercised, or, (ii) the consideration per share, for which shares of Common Stock are issuable pursuant to such warrants or rights or the terms of such Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specified event, such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock that were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled, shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or Convertible Securities on the basis of (i) treating the number of Additional Shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such warrants or rights or such right of conversion








          or exchange under such Convertible Securities, as having been issued on the date or dates of such original adjustment and on the exact terms on which the original adjustment was made, and
          (ii) treating any such warrants or rights or any such Convertible Securities that then remain outstanding and exercisable, exchangeable or convertible into Additional Shares of Common Stock as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock are issuable under such warrants or rights or Convertible Securities; and, if and to the extent called for by the foregoing provisions of this Section 3.1(g) on the basis aforesaid, a new adjustment of the number of shares of Common Stock constituting a Stock Unit shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

                    (h) The following provision shall be applicable to the making of adjustments of the number of shares of Common Stock constituting a Stock Unit provided for in this Section 3.1:

                         (i) The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company shall be deemed an issuance thereof for the purposes of this Section 3.1.

                         (ii) To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for a cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received or receivable by the Company therefor or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends, or otherwise in connection with, the issue thereof. To the extent that such issuance shall be for a consideration other than cash, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair market value of such consideration at the time of such issuance. In case any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair market value of such portion of the assets and business of the nonsurviving corporation as is determined to be attributable to such Additional Shares of Common Stock,








          Convertible Securities, warrants or other rights, as the case may be, in good faith by the Board of Directors of the Company. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of Additional Shares of Common Stock or Convertible Securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and the consideration received for such issuance shall be equal to the fair market value on the date of such transaction, of such stock or securities of the other corporation, and if any such calculation results in adjustment in the number of shares of Common Stock comprising a Stock Unit immediately prior to such merger, consolidation or sale for purposes of this Section 3.1(h), such merger, consolidation or sale shall be deemed to have been made after giving effect to such adjustment. The consideration for Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights, plus the additional consideration payable to the Company upon the exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing any warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of capital stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                         (iii)  The adjustments required by this Section
          3.1 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the number of shares of Common Stock constituting a Stock Unit that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 3.1(b)) unless and until such adjustment either by itself or with other adjustments not previously made adds or subtracts at least 1/20th of a share to or from the number of shares of Common Stock constituting a Stock Unit immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount








          (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 3.1 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                         (iv) In computing adjustments under this Section 3.1, fractional interest in Common Stock shall be taken into account to the nearest one-thousandth of a share.

                         (v) If the Company shall take a record of the holders of the Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                    (i) If the Company shall reorganize its capital, reclassify its capital stock, merge or consolidate into another corporation, or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation are to be received by or distributed to the holders of shares of Common Stock, then the holder shall have the right thereafter to receive, upon exercise of this Warrant, Stock Units comprising the number of shares of common stock of the successor or acquiring corporation receivable, upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets, by a holder of the number of shares of Common Stock constituting a Stock Unit immediately prior to such event. If, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) are to be received by or distributed to the holders of shares of Common Stock in addition to common stock of the successor or acquiring corporation, there shall be a reduction of the Current Warrant Price per Stock Unit in an amount equal to the amount of any such cash and of the value of such shares of stock or other securities or property to be received by or distributed to the holders of shares of Common Stock applicable to the number of shares of Common Stock then constituting a Stock Unit. Upon any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation shall expressly assume the due and punctual observance and performance of the covenants and








          conditions of this Warrant to be performed and observed by the Company, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company)in order to provide for adjustments of Stock Units which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 3.1(i). For the purposes of this Section 3.1(i), "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class that is not preferred as to dividends or assets over any other class of stock of such corporation and that is not subject to redemption and also shall include any evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for any such stock, either immediately or upon the occurrence of a specified date or the happening of a specified event and any warrant or other right to subscribe for or purchase any such stock. The foregoing provision of this Section 3.1(i) similarly shall apply to successive reorganizations, reclassifications, mergers, consolidations or dispositions of assets.

                    (j) If at any time or from time to time the Company shall take any action affecting the Common Stock, other than an action described in this Section 3.1, unless in the opinion of the Board of Directors of the Company such action will not have a materially adverse effect upon the rights of the holders of Warrants, the number of shares of Common Stock or other stock constituting a Stock Unit, or the Current Warrant Priced, shall be adjusted in such manner and at such time as the Board of Directors of the Company may determine to be equitable in the circumstances.

                    (k) Irrespective of any adjustments of the number or kind of securities issuable upon exercise of this Warrant or the Exercise Price, this Warrant may continue to express the same number of shares of Common Stock and Exercise Price as stated prior to any such adjustments.

                    (l) The Company shall make any computation required under this Section 3.1. If any such computation is challenged by a holder of Warrants, a "Big Six" accounting firm ("Accounting Firm") chosen by the Company shall make the computation. The holder shall bear all costs incurred in connection with the services of such Accounting Firm unless the calculation made by the Accounting Firm (i) differs from the Company's calculation by more than 15% and (ii) such difference is detrimental to the holder, in which case the Company shall bear all such costs.

                    (m) Whenever there is an adjustment in the Exercise Price or in the number or kind of securities constituting a Stock Unit, as provided in this Section 3.1, the Company shall (i) promptly file in the custody of its Secretary or Assistant Secretary a certificate signed by an officer of the Company,








          showing in detail the facts requiring such adjustment and the number and kind of securities constituting a Stock Unit after such adjustment, and (ii) cause a copy of such calculation of the adjustment and a notice stating that such adjustment has been affected and stating the Exercise Price then in effect and the number and kind of securities constituting a Stock Unit to be sent to the holders.

                    (n) If the Company shall propose (i) to pay a dividend payable in stock of any class to the holders of shares of Common Stock or to make any other dividend or distribution to the holders of shares of Common Stock, (ii) to offer to the holders of shares of Common Stock rights to subscribe for or to purchase shares of Common Stock or shares of stock of any class or any other securities, or rights or options convertible into or exchangeable for shares of Common Stock, (iii) to affect any reclassification of the Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock), (iv) to effect any capital reorganization, (v) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of its property, assets or business or (vi) to effect the liquidation, dissolution or winding up of the Company, the Company will give notice, at lest ten days prior to the relevant record date for determining holders entitled to vote on any such transaction or to receive any such dividend or distribution, of such proposed action to the holder of this warrant specifying the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of shares of Common Stock, if any such date is to be fixed, and setting forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and the number and kind of any other shares of stock that will constitute a Stock Unit, and the Exercise Price, after giving effect to any adjustment that will be required as a result of such action.

                    3.2 Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of this Warrant, reduce the then current Exercise Price to any amount deemed appropriate by a majority of the independent members of the Board of Directors of the Company; provided, however, that if the Company elects so to reduce the then current Exercise Price, such reduction shall remain in effect for a least a 15-day period, after which time the Company may, at its option, reinstate the Exercise Price in effect prior to such reduction.

                    3.3 No Adjustment for Dividends. Except as expressly provided in Section 3.1, no adjustment in respect of any








          dividends or other payments or distributions made to holders of securities issuable upon exercise of this Warrant shall be made during the term of this Warrant or upon the exercise of this Warrant.


                                      ARTICLE IV

                           Certain Covenants of the Company

                    4.1 Reservation of Stock. The Company shall reserve and set apart and have at all time, free from preemptive rights and free from liens, claims and encumbrances created by the Company, a number of shares of authorized but unissued Common Stock or other securities or property deliverable upon the exercise of this Warrant sufficient to enable it at any time to fulfill all its obligations hereunder.

                    4.2 Fully Paid Stock. Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the shares of Common Stock or other securities issuable hereunder upon exercise of this Warrant, the Company will take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock or other securities issuable hereunder at such adjusted Exercise Price.

                    4.3 Certain Registrations. If any shares of Common Stock or other securities issuable hereunder required to be reserved for the purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal law (other than the Securities Act) or under any state law (other than securities or Blue Sky laws) before such shares or other securities may be issued upon exercise of this Warrant, the Company will, at its expense and as expeditiously as possible, cause such shares or other securities to be duly registered or approved, as the case may be.


                                      ARTICLE V

                                    Miscellaneous

                    5.1 Entire Agreement. This Warrant shall constitute the entire agreement between the holder hereof and the Company with respect to the issuance of this Warrant and the Warrant Shares and related transactions and shall supersede all previous negotiations, commitments, writings, understandings and agreements (whether written or oral) with respect thereto.

                    5.2 Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be








          binding upon the successor and assigns of the Company and the holder hereof, subject to the limitations on assignment and transfer set forth in the legend at the head of this Warrant.

                    5.3 Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the holder hereof and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing and signed by the holder hereof and the Company. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant must be in writing and signed by the holder hereof and the Company. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

                    5.4  Governing Law; Binding Effect; Severability.

                    (a) This Warrant shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York without giving effect to conflicts of law rules or principles.

                    (b) This Warrant and the rights, powers and duties set forth herein shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, estates, legal representatives, successors and permitted assigns.

                    (c) If any provision of this Warrant is valid or unenforceable under any applicable statue or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

                    5.5 File of Warrant. A copy of this Warrant shall be filed with the records of the Company.

                    5.6 Notices. Any notice or other communication required or permitted to be given or delivered hereunder to the holder hereof shall be delivered personally, sent by courier guaranteeing overnight delivery or sent by certified or registered mail (return receipt requested, postage prepaid) to the holder at the last address shown on the books of the Company maintained at the Warrant Office for the registration of transfers of the Warrants or at any more recent address of which the holder shall have notified the Company in writing. Any








          notice or other communication required or permitted to be given or delivered hereunder to the Company shall be delivered personally, sent by courier guaranteeing overnight delivery of sent by certified or registered mail (return receipt requested, postage prepaid) to the Warrant Office or such other address as shall have been furnished by the Company to the holder hereof. All such notices and other communications shall be deemed to have been duly given (a) if personally delivered, on the date delivered, (b) if sent by courier guaranteeing overnight delivery, on the date delivered, or (c) if by certified or registered mail, on the fifth business day after the date of mailing, in each case given or addressed as aforesaid.

                    5.7 Limitation of Liability; Not Stockholders. No provision of this Warrant shall be construed as conferring upon the holder hereof the right to vote, consent, receive dividends or receive notice as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock or other securities upon exercise of this Warrant, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price therefor or as a stockholder of the Company, whether such liability is asserted by the Company, by creditors of the Company or by others.

                    5.8 Loss, Destruction, Etc. of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 5.8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.

                    5.9 Headings. The headings of the Articles and Sections of this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                    5.10 Casino Control Act. This Warrant shall be subject to the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seg., and the rules and regulations of the New Jersey Casino Control Commission (the "Commission") as they currently exist or as they hereinafter may be amended (the "Act"), including without limitation the following:

                         (a)  This Warrant shall be subject to redemption








          by the Company, by action of the Board of Directors, if, in the judgment of the Board of Directors, such action should be taken, pursuant to Section 151(b) of the General Corporation Law of Delaware or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any government-issued license or franchise held by the Company or any of its subsidiaries to conduct any portion of the business of the Company or such subsidiary, which license or franchise is conditioned upon some or all of the holders of the Company's securities possessing prescribed qualifications. In the event a the holder of this Warrant is found not to possess such prescribed qualifications by the Commission pursuant to the Act (a "Disqualified Holder"), such Disqualified Holder shall indemnify the Company for any and all direct or indirect costs, including attorneys' fees, incurred by the Company as a result of such holder's continuing ownership or failure to divest promptly.

                         (b) If the holder of this Warrant is found to be a Disqualified Holder, the holder shall dispose of his interest in the Company within 120 days following the Company's receipt of notice (the "Notice Date") of the holder's disqualification (which notice immediately shall be delivered to the holder).

                         (c)  It shall be unlawful for a Disqualified
          Holder to (i) receive any dividends or interest upon this Warrant, (ii) exercise directly or through any trustee or nominee, any right conferred by this Warrant, or (iii) receive any remuneration in any form, for services rendered or otherwise, from any subsidiary of the Company that holds a casino license issued by the Commission.

                    IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its duly authorized officer.


          Dated as of ________

                                   GRIFFIN GAMING & ENTERTAINMENT, INC.


                                   By:_________________________________



















                                                                 SCHEDULE A
                                                                     to
                                                                   Warrant





                                 SUBSCRIPTION NOTICE


                    The undersigned, the holder of he foregoing Warrant,

          hereby elects to exercise purchase rights represented by said

          Warrant for, and to purchase thereunder, ___________ shares of the Common Stock covered by Said Warrant and herewith makes payment in full of the Exercise Price therefor by bank or

          certified check pursuant to Section 1.1 of such Warrant, and requests:  (a) that certificates for such shares (and any

          securities or other property issuable upon such exercise) be issued in the name of and delivered to __________________ whose address is _________________________________________; and (b) if

          such shares shall not include all the shares issuable as provided in said Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned and in connection therewith the undersigned is surrendering the original Warrant enclosed herewith.



                                             _____________________________



          Dated: ___________, 199__.









